Continuing Guaranty

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Guarantor(s):                                 Borrower(s):

1. RIVIERA HOLDINGS CORPORATION;              a. RIVIERA HOLDINGS CORPORATION;
2. RIVIERA OPERATING CORPORATION;             b. RIVIERA OPERATING CORPORATION;
3. RIVIERA GAMING MANAGEMENT, INC.;           c. RIVIERA BLACK HAWK, INC.;
4. RIVIERA GAMING MANAGEMENT OF COLORADO,     and
INC.;                                         d. any other entity  hereafter
5. RIVIERA BLACK HAWK, INC.;                  made a  "Borrower"  under the
and                                           below-defined  Loan  Agreement
6. any other entity that is hereafter         the manner set forth in Section
made a Borrower or a Guarantor"  under        6.19 thereof
the  below-defined Loan  Agreement  in
the manner set forth in Section 6.19
thereof,  and  executes and delivers
this Guaranty or a joinder  hereto as
an additional Guarantor hereunder

Address:

c/o RIVIERA HOLDINGS CORPORATION
2901 Las Vegas Blvd. South
Las Vegas, Nevada 89109
Attn: Executive Vice President of Finance
Fax No. 702.794.9442


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Date:       July __, 2002

This Continuing Guaranty (this "Guaranty") is executed and delivered by the above-named guarantors (jointly and severally, the "Guarantor"), as of the above date, in favor of FOOTHILL CAPITAL CORPORATION ("Foothill"), whose address is 2450 Colorado Avenue, Santa Monica, California 90404, in Foothill's capacity as the Agent under the below-defined Loan Agreement for the benefit of the below-defined Lender Group, with respect to the Indebtedness of each and all of the above-named borrowers (jointly and severally, the "Borrower"). This Guaranty is executed and delivered pursuant to that certain Loan and Security Agreement, dated as of substantially even date herewith (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among the Borrowers, the other Guarantors, the lenders identified in the Loan Agreement as the "Lenders", and Foothill Capital Corporation, as the "Agent" under the Loan Agreement (the Lenders and the Agent are referred to herein, individually and collectively, as the "Lender Group"). With respect to any entity identified above as both a Borrower and a Guarantor, the agreements made by such entity in this Guaranty are so made by such entity in its capacity as a Guarantor in respect of each other Borrower, and not in such entity's direct capacity as a Borrower.

   1. Continuing Guaranty. Guarantor hereby unconditionally guarantees and promises to pay on demand to the Agent (for the benefit of the Lender Group) in lawful money of the United States, and to perform for the benefit of the Lender


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

Group, all of the Borrower's present and future Indebtedness (as defined below) to the Lender Group under or in connection with the Loan Agreement or any other Loan Document (as such term is defined in the Loan Agreement).

   2. "Indebtedness." As used in this Guaranty, the term "Indebtedness" is used in its most comprehensive sense and shall mean and include without limitation, to the extent arising or incurred under or in connection with the Loan Agreement or any other Loan Document (as such term is defined in the Loan Agreement): (a) any and all debts, duties, "Obligations" (as such term is defined in the Loan Agreement), liabilities, representations, warranties and guaranties of Borrower or any one or more of them, heretofore, now, or hereafter made, incurred, or created, whether directly to the Lender Group or acquired by the Lender Group by assignment or otherwise, or held by the Lender Group on behalf of others, however arising, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable; and (b) any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and (c) any and all attorneys' fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor, or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

   3. Waivers. Guarantor hereby waives: (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled (except as expressly provided in the Loan Agreement with respect to Guarantor in its capacity as a Guarantor (rather than, if applicable, in its direct capacity as a Borrower)), including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; to the maximum extent permitted by applicable law, any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence and continuation of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between the Lender Group and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require the Lender Group to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Lender Group or any indebtedness of the Lender Group to Borrower, or to exercise any other right or power, or pursue any other remedy the Lender Group may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of the Lender Group or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of


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

any failure of the Lender Group to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) to the maximum extent permitted by applicable law, any defense based upon any failure of the Lender Group to give Guarantor notice of any sale or other disposition of any property securing any or all of the
Indebtedness, or any defects in any such notice that may be given, or any failure of the Lender Group to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by the Lender Group to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness. If any claim is ever made upon the Lender Group for repayment or recovery of any amount or amounts received by the Lender Group in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Lender Group repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Lender Group or any of its property, or by reason of any settlement or compromise of any such claim effected by the Lender Group with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and the Guarantor shall be and remain liable to the Lender Group under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Lender Group, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty. Until all of the Indebtedness has been irrevocably paid and performed in full, Guarantor hereby expressly and unconditionally waives (to the maximum extent permitted by applicable law) all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the foregoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Neither any member of the Lender Group, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing such member of the Lender Group shall be liable, except in the case of such Person's gross negligence of willful misconduct, for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party.

   4. Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, the Lender Group may, from time to time before or after revocation of this Guaranty, do any one or more of the following in the Lender Group's sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower


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

or any other person in respect of any or all of the Indebtedness or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which the Lender Group at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as the Lender Group determines in its sole discretion, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as the Lender Group determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable. Guarantor consents and agrees that the Lender Group shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor further consents and agrees that the Lender Group shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness. Without limiting the generality of the foregoing, the Lender Group shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.

   5. No Commitment. Guarantor acknowledges and agrees that the acceptance by the Lender Group of this Guaranty, in and of itself, shall not constitute a commitment of any kind by the Lender Group to extend such credit or other financial accommodation to Borrower or to permit Borrower to incur Indebtedness to the Lender Group.

   6. Exercise of Rights and Remedies; Foreclosure of Trust Deeds. Guarantor hereby waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive. The Guarantor waives all rights and defenses that the Guarantor may have because the Borrower's Indebtedness is secured by real property. This means, among other things: (1) the Lender Group may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (2) If the Lender Group forecloses on any real property collateral pledged by the Borrower: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Lender Group may collect from the Guarantor even if the Lender Group, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender Group, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.


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

   7. Acceleration. Notwithstanding the terms of all or any part of the Indebtedness, the obligations of the Guarantor hereunder to pay and perform all of the Indebtedness shall, at the option of the Lender Group, immediately become due and payable, without notice, and without regard to the expressed maturity of any of the Indebtedness, in the event: (a) Guarantor shall fail to pay or perform when due any of its obligations under this Guaranty; or (b) any default or event of default occurs and is continuing under any present or future loan agreement or other instrument, document, or agreement between the Lender Group and Borrower or between the Lender Group and Guarantor. The foregoing are referred to in this Guaranty as "Events of Default".

   8. Indemnity. Guarantor hereby agrees to indemnify the Lender Group and hold the Lender Group harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including without limitation attorneys' fees), of every nature, character and description, which the Lender Group may sustain or incur based upon or arising out of any of the Indebtedness, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between the Lender Group and Borrower in respect of the Loan Agreement or any other Loan Document, any actual or alleged failure of the Lender Group to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by the Lender Group relating in any way to Borrower or the Indebtedness (except that Guarantor need not so indemnify any member of the Lender Group for any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of such member of the Lender Group or any of the directors, officers, employees, agents, attorneys of such member of the Lender Group, or any other person affiliated with or representing such member of the Lender Group). Notwithstanding any provision in this Guaranty to the contrary, the indemnity agreement set forth in this Section shall survive any termination or revocation of this Guaranty and shall for all purposes continue in full force and effect.

   9. Subordination. Any and all rights of Guarantor under any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, are hereby subordinated in right of payment to the prior payment in full of all of the Indebtedness. No payment in respect of any such subordinated obligations shall at any time be made to or accepted by Guarantor if at the time of such payment any Indebtedness is outstanding. If any Event of Default has occurred and is continuing, Borrower and any assignee, trustee in bankruptcy, receiver, or any other person having custody or control over any or all of Borrower's property are hereby authorized and directed to pay to the Lender Group the entire unpaid balance of the Indebtedness before making any payments whatsoever to Guarantor, whether as a creditor, shareholder, or otherwise; and insofar as may be necessary for that purpose, Guarantor hereby assigns and transfers to the Agent, for the benefit of the Lender Group, all rights to any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, including without limitation any payments, dividends or distributions out of the business or assets of Borrower. Any amounts received by Guarantor in violation of the foregoing provisions shall be received and held as trustee for the benefit of the Lender Group and shall forthwith be paid over to the Agent, for the benefit of the Lender Group, to be applied to the Indebtedness in such order and sequence as the Lender Group shall in its sole discretion determine, without limiting or affecting any other right or remedy which the Lender Group may have hereunder or otherwise and without otherwise affecting the liability of Guarantor hereunder. Guarantor hereby expressly waives any right to set-off or assert any counterclaim against Borrower.

   10. Revocation. This is a Continuing Guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which


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

from time to time continue the Indebtedness or renew it after it has been satisfied. The obligations of Guarantor hereunder may be terminated only as to future transactions and only by giving 90 days' advance written notice thereof to the Agent (for the benefit of the Lender Group) at its address above by registered first-class U.S. mail, postage prepaid, return receipt requested. No such revocation shall be effective until 95 days following the date of actual receipt thereof by the Agent (for the benefit of the Lender Group). Notwithstanding such revocation, this Guaranty and all consents, waivers and other provisions hereof shall continue in full force and effect as to any and all Indebtedness which is outstanding on the effective date of revocation and all extensions, renewals and modifications of said Indebtedness (including without limitation amendments, extensions, renewals and modifications which are evidenced by new or additional instruments, documents or agreements executed after revocation), and all interest thereon, then and thereafter accruing, and all attorneys' fees, court costs and collection charges theretofore and thereafter incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

   11. Independent Liability. Guarantor hereby agrees that one or more successive or concurrent actions may be brought hereon against Guarantor, in the same action in which Borrower may be sued or in separate actions, as often as deemed advisable by the Lender Group. The liability of Guarantor hereunder is exclusive and independent of any other guaranty of any or all of the Indebtedness whether executed by Guarantor or by any other guarantor (including without limitation any other persons signing this Guaranty). The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following: (a) the fact that the Indebtedness exceeds the maximum amount of Guarantor's liability, if any, specified herein or elsewhere (and no agreement specifying a maximum amount of Guarantor's liability shall be enforceable unless set forth in a writing signed by the Lender Group or set forth in this Guaranty); or (b) any direction as to the application of payment by Borrower or by any other party; or (c) any other continuing or restrictive guaranty or undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (d) any payment on or reduction of any such other guaranty or undertaking; or (e) any revocation, amendment, modification or release of any such other guaranty or undertaking; or (f) any dissolution or termination of, or increase, decrease, or change in membership of any Guarantor which is a partnership. Guarantor hereby expressly represents that it was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from its obligations hereunder either in full or to any lesser extent.

   12. Financial Condition of Borrower. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon its own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of the Lender Group with respect thereto. Guarantor represents and warrants that it is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting the Lender Group to furnish to Guarantor any information now or hereafter in the Lender Group's possession concerning the same or any other matter.

   13. Representations and Warranties. Guarantor hereby represents and warrants that (i) it is in Guarantor's direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor, (ii) this Guaranty has been duly and validly authorized,


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

executed and delivered and constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (iii) the execution and delivery of this Guaranty does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

   14. Costs; Interest. Whether or not suit be instituted, Guarantor agrees to reimburse the Lender Group on demand for all reasonable attorneys' fees and all other reasonable costs and expenses incurred by the Lender Group in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty, or in enforcing any of the Indebtedness against Borrower, Guarantor, or any other person, or in connection with any property of any kind securing all or any part of the Indebtedness. Without limiting the generality of the foregoing, and in addition thereto, Guarantor shall reimburse the Lender Group on demand for all reasonable attorneys' fees and costs the Lender Group incurs in any way relating to Guarantor, Borrower or the Indebtedness, in order to: obtain legal advice; enforce or seek to enforce any of its rights; commence, intervene in, respond to, or defend any action or proceeding; file, prosecute or defend any claim or cause of action in any action or proceeding (including without limitation any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the Bankruptcy Code or otherwise); protect, obtain possession of, sell, lease, dispose of or otherwise enforce any security interest in or lien on any property of any kind securing any or all of the Indebtedness; or represent the Lender Group in any litigation with respect to Borrower's or Guarantor's affairs. In the event either the Lender Group or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs of suit from the non-prevailing party. All sums due under this Guaranty shall bear interest from the date due until the date paid at the highest rate charged with respect to any of the Indebtedness.

   15. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 10 of this Guaranty) shall be given in the manner, to the address, and with the deemed effectiveness, as set forth in Section 12 of the Loan Agreement.

   16. Claims. To the maximum extent permitted by applicable law, Guarantor agrees that any claim or cause of action by Guarantor against any member of the Lender Group, or any of the directors, officers, employees, agents, accountants or attorneys of such member of the Lender Group, based upon, arising from, or relating to this Guaranty, or any other present or future agreement between the Lender Group and Guarantor or between the Lender Group and Borrower, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by the Lender Group, or by the directors, officers, employees, agents, accountants or attorneys of any member of the Lender Group, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Guarantor by the commencement of an action or proceeding in a court of competent jurisdiction within Los Angeles County, California, by the filing of a complaint within two years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of such person or any other person authorized to accept service of process on behalf of such person, within 30 days thereafter. Guarantor agrees that such two-year period is a reasonable and sufficient time for Guarantor to investigate and act upon any such claim or cause of action. The two-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of the Lender Group. This provision shall survive any termination of this Guaranty or any other agreement.

   17. Construction; Severability. The term "Guarantor" as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. As used in this Guaranty, the term "property" is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

   18. General Provisions. The Lender Group shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to the Lender Group, and against Borrower to the full extent of the Indebtedness. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group's right to proceed in any other form of action or proceeding or against any other party. The failure of the Lender Group to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to the Lender Group by law or under any other instrument or agreement. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty. The Lender Group shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, employees, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby. This Guaranty is the entire and only agreement between Guarantor and the Lender Group with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of the Agent. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by the Lender Group and its successors and assigns and shall be binding upon Guarantor and its successors and assigns. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

   19. Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California. In order to induce the Lender Group to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of the Agent (for the benefit of the Lender Group), be litigated in courts located within Los Angeles County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.

   20. Receipt of Copy. Guarantor acknowledges receipt of a copy of this Guaranty.

   21. Mutual Waiver of Right to Jury Trial. the Lender Group and GUARANTOR hereby waive the right to trial by jury in any action, claim, lawsuit or proceeding based upon, arising out of, or in any way relating to: (i) this Guarantee or any supplement or amendment thereto; or (ii) any other present or future instrument or agreement between the Lender Group and GUARANTOR ; or (iii) any breach, conduct, acts or omissions of the Lender Group or GUARANTOR or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing the Lender Group or GUARANTOR; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

   22. Joinder. By its execution and delivery of this Guaranty or any joinder hereto, any "New Restricted Subsidiary" (as such term is defined in the Loan Agreement) that becomes a "Borrower" or a "Guarantor" pursuant to Section 6.19 hereof shall be deemed to have agreed to become a Guarantor hereunder and to be bound by each provision herein, with the same force and effect as though such New Restricted Subsidiary were party hereto, mutatis mutandis.

[remainder of column and page intentionally left blank; signature blocks follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered as of the date first above written.

Guarantors:

RIVIERA GAMING MANAGEMENT, INC.,          RIVIERA GAMING MANAGEMENT OF COLORADO,
 a Nevada corporation.                    INC., a Colorado corporation

By_______________________________         By_______________________________
Name:____________________________         Name:____________________________
Title: _____________________________      Title: _____________________________

RIVIERA HOLDINGS CORPORATION,             RIVIERA BLACK HAWK, INC., a Colorado
a Nevada corporation                      corporation
By_______________________________         By_______________________________
Name:____________________________         Name:____________________________
Title: _____________________________      Title: _____________________________

RIVIERA OPERATING CORPORATION, a Nevada
corporation

By_______________________________
Name:____________________________
Title: _____________________________



Accepted:



FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for the benefit of the Lender Group

By_______________________________
Name:____________________________
Title: _____________________________